Exhibit 23-a




                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statement (Form S-8) of SBC Communications Inc. pertaining to the registration of 56,000,000 shares of its common stock for the SBC Savings Plan, SBC Savings and Security Plan, Pacific Telesis Group 1994 Stock Incentive Plan, Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, Pacific Telesis Group Nonemployee Director Stock Option Plan, SNET 1986 Stock Option Plan, SNET 1995 Stock Incentive Plan, Ameritech Long Term Incentive Plan, Ameritech 1989 Long Term Incentive Plan, Ameritech Corporation Long-Term Stock Incentive Plan, and the DonTech Profit Participation Plan of our reports (a) dated February 8, 2002, with respect to the consolidated financial statements of SBC Communications Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedules, and our report on those schedules dated February 25, 2002, included therein, and (b) dated June 21, 2002, with respect to the financial statements and schedules of the SBC Savings Plan and SBC Savings and Security Plan, included in the Plans' Annual Reports (Forms 11-K), both for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


November 21, 2002
San Antonio, Texas